Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated December 28, 2005 for China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as included in Form 10-KSB being filed by the Company.





Toronto, Ontario, Canada
December 28, 2005                                          Chartered Accountants